EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 17, 2001 relating to the financial statements of Imagistics International Inc. (formerly known as Pitney Bowes Office Systems, Inc.), which appears in Imagistics International Inc.'s Form 10 for the year ended December 31, 2000.







/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Stamford, Connecticut

December 4, 2001